                                                                 EXHIBIT (a)(2)

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

                            OFFER TO EXCHANGE OPTIONS
                                  ELECTION FORM

         I have received the Offer to Exchange, the Cover Letter from Alan N. Stillman, each dated February 4, 2002, the Election Form and the Notice to Change Election From Accept to Reject (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees, officers and directors the opportunity to exchange outstanding stock options having an exercise price greater than $5.70 per share ("Old Options") granted under The Smith & Wollensky Restaurant Group, Inc. 1996 Stock Option Plan (the "1996 Plan"), The New York Restaurant Group, Inc. 1997 Stock Option Plan (the "1997 Plan") and The Smith & Wollensky Restaurant Group, Inc. 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan") for options exercisable at the fair market value on the date of grant (expected to be on or about September 5, 2002) issued under the 2001 Stock Incentive Plan. This Offer expires at 12:00 midnight Eastern Daylight Time on March 4, 2002, unless extended.

         If I elect to have the options listed below cancelled in exchange for the promise to issue a new option (the "New Option"):

         o the New Option will cover the number of shares as to which the Old Option was cancelled (as adjusted for stock splits), be granted under the 2001 Stock Incentive Plan and vest in accordance with the vesting schedule of the cancelled Old Option.

         o The exercise price per share of the New Option will be 100% of the fair market value of our common stock on the date of grant of the New Option, as determined in accordance with the 2001 Stock Incentive Plan.

To the extent that I cancel an option, I lose my right to the shares as to which I cancelled the option.

         Please note that fifty percent (50%) of the options awarded under the 1996 Plan did not vest during the 2000 fiscal year because operating earnings targets were not attained. In addition, please note that options granted under the 1996 Plan and the 1997 Plan have been effected by a three-for-two reverse stock split. As a result, an eligible employee who tenders an option initially granted under the 1996 Plan for 100 shares would receive a new option for 33 shares. An eligible employee who tenders an option granted under the 1997 Plan for 100 shares would receive a new option for 66 shares. IF YOU TENDER ANY OPTION GRANT FOR EXCHANGE, YOU WILL BE REQUIRED TO ALSO TENDER ALL OPTION GRANTS THAT YOU RECEIVED AFTER AUGUST 3, 2001 THAT HAVE A LOWER EXERCISE PRICE THAN THE ELIGIBLE OPTIONS WHICH YOU ELECT TO CANCEL.

         Please also note that if your Old Option is an incentive stock option granted under the 1997 Plan and you were not an employee at the time you received that grant and you are currently not an employee, your New Option will be a non-qualified stock option.

         Please check the box and note the grant date, the exercise price, and the number of shares underlying the option that you wish to cancel. Please also note the options that you wish to have cancelled and replaced pursuant to the terms of this Election Form, noting the number of option shares to be cancelled.

         You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject prior to the cutoff of 12:00 midnight Eastern Daylight Time, March 4, 2002.

         ________ Yes, I wish to tender for exchange each of the options specified below.

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       GRANT DATE           NUMBER OF SHARES UNDERLYING         EXERCISE PRICE           NUMBER OF OPTION SHARES TO BE
                                      OPTION                                                       CANCELLED
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

If Smith & Wollensky accepts my Old Options listed above for cancellation, Smith & Wollensky will grant me a stock option or options, as applicable, covering the number of shares of Smith & Wollensky's common stock as to which the Old Options were cancelled if I am an employee, officer or director of Smith & Wollensky on the grant date of the New Options. Smith & Wollensky currently expects to grant the New Options on or about September 5, 2002.

-----------------------------                        -------------------------------
Employee Name (Please Print)                         Employee Signature

-----------------------------                        -------------------------------
Employee ID (Social Security) Number                 Date and Time

-----------------------------                        -------------------------------
E-mail Address    (If you have one)                  Telephone Number


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

             RETURN TO ALAN MANDEL NO LATER THAN 12:00 MIDNIGHT EDT
      ON MARCH 4, 2002, VIA FACSIMILE AT (212) 758-6028 OR BY HAND DELIVERY
                 AT THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                1114 FIRST AVENUE
                            NEW YORK, NEW YORK 10021

                           ALAN MANDEL WILL PROVIDE A
                             CONFIRMATION OF RECEIPT

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. DELIVERY OF ELECTION FORM.

         A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form must be received by Alan Mandel either by hand delivery at The Smith & Wollensky Restaurant Group, Inc., 1114 First Avenue, New York, New York 10021, or by facsimile at the number listed on the front cover of this Election Form on or before 12:00 midnight Eastern Daylight Time on March 4, 2002 (the "Expiration Date").

         The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Smith & Wollensky. You may hand deliver your Election Form to Alan Mandel at The Smith & Wollensky Restaurant Group, Inc., 1114 First Avenue, New York, New York 10021 or you may fax it to him at the number listed above. In all cases, you should allow sufficient time to ensure timely delivery.

         Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Offer is extended by Smith & Wollensky beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. You may withdraw your tendered options at any time after April 1, 2002 if we have not yet cancelled the tendered options. To withdraw tendered options, you must deliver a signed and dated Notice to Change Election From Accept to Reject, or a facsimile of the Notice to Change Election From Accept to Reject, with the required information to Smith & Wollensky while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any Eligible Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions.

         Tenders of options made through the offer may be changed at any time before the Expiration Date. If the Offer is extended by Smith & Wollensky beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

         Smith & Wollensky will not accept any alternative, conditional, or contingent tenders. All tendering option holders, by signing this Election Form (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

         2. INADEQUATE SPACE.

         If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

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

         3. TENDERS.

         If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

         o  grant date,

         o  number of shares underlying option,

         o  exercise price, and

         o  the total number of unexercised option shares to be cancelled.

         You may cancel in part and retain in part any eligible option. To the extent that you cancel an option, you lose your right to the shares as to which you cancelled the option. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your Old Options that were granted to you after August 3, 2001 that have a lower exercise price than the option you wish to tender.

         4. SIGNATURES ON THIS ELECTION FORM.

         If this Election Form is signed by the holder of the Old Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement, or any change whatsoever.

         If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and proper evidence satisfactory to Smith & Wollensky of the authority of that person so to act must be submitted with this Election Form.

         5. OTHER INFORMATION ON THIS ELECTION FORM.

         In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a telephone number and your employee identification number, which is usually your social security number. Please include an e-mail address if you have one.

         6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

         You should direct questions about this offer or requests for assistance or for additional copies of this offer to exchange or the election form to Alan Mandel at alanm@swrg.com, telephone number (212) 838-2061 (extension 17) or Sam Goldfinger at sgold@swrg.com, telephone number (212) 838-2061 (extension 39).

         7. IRREGULARITIES.

         All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender of options will be determined by Smith & Wollensky in its discretion. Smith & Wollensky's determinations shall be final and binding on all parties. Smith & Wollensky reserves the right to reject any or all tenders of options Smith & Wollensky determines not to be in proper

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

form or the acceptance of which may, in the opinion of Smith & Wollensky's counsel, be unlawful. Smith & Wollensky also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Smith & Wollensky's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Smith & Wollensky shall determine. Neither Smith & Wollensky nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         Important: The Election Form (or a facsimile copy of it) together with all other required documents must be received by Smith & Wollensky on or before the Expiration Date.

         8. ADDITIONAL DOCUMENTS TO READ.

         You should be sure to read the Offer to Exchange, all documents referenced therein, and the Cover Letter from Alan N. Stillman dated February 4, 2002 before deciding to participate in the Offer.

         9. IMPORTANT TAX INFORMATION.

         You should refer to Section 13 of the Offer to Exchange, which contains important U.S. federal income tax information.



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